Exhibit 99.1

News Release
637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233
www.harrisstratex.com
Harris Stratex Networks Announces Q4 Fiscal 2009 and FY 2009 Financial Results
Reports Q4 revenue of $135.2 million and strong cash performance
Research Triangle Park, N.C. — Aug. 20, 2009 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading provider of wireless solutions that enable the evolution of next-generation fixed and mobile broadband networks, today reported financial results for the fourth quarter and fiscal year 2009, which ended July 3, 2009.
Revenue for the fourth quarter of fiscal 2009 was $135.2 million, compared with $186.8 million in the year ago period. GAAP net loss was $3.4 million or $0.06 per share, compared with a GAAP net loss of $13.7 million or $0.23 per share in the year ago quarter.
Non-GAAP Financial Results
Non-GAAP net income for the quarter was $5.1 million, or $0.09 per diluted share, compared with non-GAAP net income of $4.8 million, or $0.08 per diluted share, in the year ago quarter. The favorable non-GAAP gross margin of $50.1 million, or 37.1 percent, was driven primarily by the favorable margin impact on some projects, gains on currency translations, decreased warranty expenses, favorable purchase price variance and product mix. Approximately $8 million of the favorable margin impact was in the form of one time amounts that are not anticipated to recur in subsequent quarters. Non-GAAP results exclude $18.9 million of pre-tax charges comprised primarily of a $10.6 million non-cash intangible trade name impairment charge, $4.3 million of restructuring and stock compensation expense and $3.7 million for amortization of purchased intangibles.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.

As of the year end on July 3, 2009 cash, cash equivalents and short-term investments were $137.1 million, compared with $116.2 million as of the quarter ended April 3, 2009. The Company generated positive operating cash flow of $26.0 million in the quarter.
Fourth Quarter Revenue by Business Segment
Revenue in the North America segment was $58.5 million in the fourth quarter of fiscal 2009, compared with $55.1 million in the year ago period. International revenue was $73.3 million, compared with $124.6 million in the year ago period. Network Operations revenue was $3.4 million, compared with $7.1 million in the year ago period.
“We are pleased that our continued focus on cash management delivered the second consecutive quarter of record cash balances, as well as positive operating cash flow for the eighth consecutive quarter,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “Our overall revenue for the fourth quarter reminds us that the global economic slowdown is restraining our full revenue growth potential. As we announced on August 7, during our year-end review, we determined that sales under one large contract expected in the quarter were classified as deferred revenue that is expected to be recognized in a subsequent period.”
“We see infrastructure build-outs continuing worldwide, along with demand for mobile backhaul solutions to resolve bottlenecks from increasing data traffic,” continued Braun. “We are seeing signs that North America has begun to stabilize and Asia Pacific is posting gains both in bookings and revenue. Despite these positive aspects, uncertainty in credit markets and the global economic downturn continue to restrict our customers’ ability to place orders in a timely manner and at the scale desired.”
Fiscal 2009 Results
For fiscal year 2009, the Company reported revenue of $679.9 million, compared with revenue of $718.4 million in the prior year. GAAP net loss for fiscal year 2009 was $355.0 million, or a loss per share of $6.05, compared with a net loss of $11.9 million, or a loss per share of $0.20 for fiscal year 2008. The fiscal year 2009 results include $2.9 million in additional currency translation expense that has been included the cost of product sales and services. This expense is presented on a quarterly basis in a footnote to Tables 1 and 4. On a non-GAAP basis, net income was $28.3 million or $0.48 per diluted share compared with net income of $34.4 million or $0.59 per diluted share in the prior year period. Fiscal year 2009 non-GAAP results exclude $373.0 million of pre-tax charges comprised of $311.6 million for goodwill and intangible impairment charges, $29.8 million for product transition charges, $14.8 million for amortization of purchased intangibles, $11.2 million for restructuring and stock compensation expense, and $5.6 million for write-off of acquired in-process R&D and software.
Outlook and Guidance
Due to the current macro-economic situation, it is difficult to provide financial guidance, and it is likely that Harris Stratex Networks’ actual results could differ materially from current expectations.
The Company’s current revenue expectations for the first quarter of fiscal year 2010 are in the range of $120 million to $140 million.
The Company remains committed to executing its strategy to transition to a single, IP-based product platform and a fully outsourced manufacturing model. The Company will continue to manage its operating expense levels while maintaining its investment in the technology innovation that distinguishes Harris Stratex.
Conference Call
Harris Stratex Networks will host a conference call today at 4:30 p.m. Eastern Time to discuss the company’s financial results. Those wishing to join the call should dial 480-629-9770 (Conference ID: 4118139) at approximately 4:20 p.m. A replay of the call will be available starting approximately one hour after the call’s completion until August 26. To access the replay, dial 303-590-3030 (Conference ID: 4118139). A live and archived webcast of the conference call will also be available via the company’s Web site at
www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Harris Stratex Networks, Inc.
Harris Stratex Networks, Inc. is a leading provider of wireless solutions that enable the evolution of next-generation fixed and mobile broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, best-in-class wireless networking solutions and services. For more information, visit www.harrisstratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	downturn in the global economy affecting customer spend;
•	continued price erosion as a result of increased competition in the microwave transmission industry;
•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;
•	the ability to achieve business plans for Harris Stratex Networks;
•	the ability to manage and maintain key customer relationships;
•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;
•	the ability to successfully integrate entities acquired by Harris Stratex Networks;
•	future costs or expenses related to litigation;
•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;
•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;
•	currency and interest rate risks;
•	the impact of political, economic and geographic risks on international sales;
•	the impact of slowing growth in the wireless telecommunications market combined with supplier and operator consolidations;
•	our ability to remediate our material weaknesses in internal control.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 25, 2008 as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial tables can be accessed by clicking here.
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Contacts
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, mary@summitirgroup.com
Media: Jen Anderson, Harris Stratex Networks, Inc., 919-749-7240, jennifer.anderson@hstx.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
	(In millions, except per share amounts)
Revenue from product sales and services	$135.2	$186.8	$679.9	$718.4
Cost of product sales and services (Note 1)	(85.4)	(141.1)	(468.2)	(521.1)
Charges for product transition	—	—	(29.8)	—
Amortization of purchased technology	(2.1)	(1.8)	(7.5)	(7.1)

Gross margin	47.7	43.9	174.4	190.2
Research and development expenses	(10.8)	(11.3)	(40.4)	(46.1)
Selling and administrative expenses	(34.3)	(45.3)	(138.3)	(141.4)
Amortization of intangible assets	(1.4)	(1.5)	(5.6)	(7.1)
Acquired in-process research and development	—	—	(2.4)	—
Software impairment charges	(0.3)	—	(3.2)	—
Goodwill impairment charges	—	—	(279.0)	—
Trade name impairment charges	(10.6)	—	(32.6)	—
Restructuring charges	(3.3)	(0.9)	(8.2)	(9.3)

Operating loss	(13.0)	(15.1)	(335.3)	(13.7)
Interest income	—	1.0	0.9	2.4
Interest expense	(0.6)	(0.4)	(2.8)	(2.6)

Loss before income taxes	(13.6)	(14.5)	(337.2)	(13.9)
Income tax benefit (expense)	10.2	0.8	(17.8)	2.0

Net loss	$(3.4)	$(13.7)	$(355.0)	$(11.9)

Net loss per common share of Class A and Class B common stock (Note 2):
Basic and diluted	$(0.06)	$(0.23)	$(6.05)	$(0.20)
Basic and diluted weighted average shares outstanding	59.0	58.5	58.7	58.4

(1)	The results for fiscal year 2009 include an adjustment for cumulative currency translation expense of $2.9 million included in Cost of product sales and services. This expense relates to un-hedged currency exposure on accounts receivables in Polish Zlotych. The quarterly impact of this translation benefit/(expense) credited/(charged) to Cost of product sales and services was a $0.9 million credit or $0.01 increase to income per common share in the first quarter of fiscal 2009; ($3.3 million) charge or increase ($0.06) to loss per common share in the second quarter of fiscal 2009; ($1.1 million) charge or increase ($0.02) to loss per common share in the third quarter of fiscal 2009; $0.6 million credit or $0.01 decrease to loss per common share in the fourth quarter of fiscal 2009. The previously reported quarterly results will be adjusted to reflect these credits and charges in our fiscal 2009 Annual Report on Form 10-K.

(2)	The net loss per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 3, 2009	June 27, 2008(1)
	(In millions)
Assets
Cash and cash equivalents	$136.8	$95.0
Short-term investments	0.3	3.1
Receivables	142.9	199.7
Inventories and unbilled costs	126.3	130.6
Due from Harris Corporation	3.0	—
Current deferred income taxes	—	12.6
Other current assets	26.7	19.1
Property, plant and equipment	57.4	75.6
Goodwill	3.2	284.2
Identifiable intangible assets	84.1	130.1
Non-current deferred income taxes	8.0	13.7
Other assets	11.5	13.6

	$600.2	$977.3

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$—
Current portion of long-term debt	—	5.0
Accounts payable	69.6	81.1
Accrued expenses and other current liabilities	108.8	96.8
Capital lease obligations to Harris Corporation and others	1.8	19.4
Long-term debt	—	3.8
Restructuring and other long-term liabilities	8.5	7.4
Redeemable preference shares	8.3	8.3
Warrants outstanding	—	0.6
Non-current deferred income taxes and reserve for uncertain tax positions	5.3	6.7
Shareholders’ equity	387.9	748.2

	$600.2	$977.3

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 3,	June 27,
	2009	2008
	(In millions)
Operating Activities
Net loss	$(355.0)	$(11.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	13.8	13.9
Depreciation and amortization of property, plant and equipment and capitalized software	24.3	19.8
Non-cash stock-based compensation expense	2.8	6.4
Goodwill impairment charges	279.0	—
Trade name impairment charges	32.6	—
Non-cash charges for product transition, restructuring and inventory mark-downs	29.3	14.7
Acquired in-process research and development	2.4	—
Decrease in fair value of warrants	(0.6)	(3.3)
Deferred income tax expense (benefit)	16.0	(7.5)
Changes in operating assets and liabilities, net of effects from Telsima acquisition:
Receivables	61.1	(13.7)
Unbilled costs and inventories	(9.6)	15.9
Accounts payable and accrued expenses	(18.7)	1.3
Advance payments and unearned income	7.2	7.8
Due to Harris Corporation	(19.9)	0.4
Other	6.6	(3.8)

Net cash provided by operating activities	71.3	40.0
Investing Activities
Cash payments for Telsima acquisition, net of acquisition costs and cash acquired	(4.3)	—
Purchases of short-term investments and available for sale securities	(1.2)	(9.2)
Sales of short-term investments and available for sale securities	4.0	26.6
Additions of property, plant and equipment	(15.8)	(9.2)
Additions of capitalized software	(5.8)	(10.3)

Net cash used in investing activities	(23.1)	(2.1)
Financing Activities
Increase (decrease) in short-term debt	10.0	(1.2)
Payments on long-term debt	(9.8)	(10.7)
Proceeds from exercise of former Stratex stock options	—	1.5
Payments on long-term capital lease obligation to Harris Corporation	(1.3)	(3.7)
Excess Tax benefits from share-based compensation	—	0.7

Net cash used in financing activities	(1.1)	(13.4)
Effect of exchange rate changes on cash and cash equivalents	(5.3)	1.3

Net increase in cash and cash equivalents	41.8	25.8
Cash and cash equivalents, beginning of year	95.0	69.2

Cash and cash equivalents, end of quarter	$136.8	$95.0

Table 3 (Continued)
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	July 3,	June 27,
	2009	2008
	(In millions)
Operating Activities
Net loss	$(3.4)	$(13.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.8	3.0
Depreciation and amortization of property, plant and equipment and capitalized software	6.7	4.6
Non-cash stock-based compensation expense	1.0	1.1
Trade name impairment charges	10.6	—
Non-cash charges for inventory write-downs	—	11.0
Decrease in fair value of warrants	(0.1)	(0.1)
Deferred income tax benefit	(3.9)	(5.0)
Changes in operating assets and liabilities, net of effects from Telsima acquisition:
Receivables	0.4	(2.8)
Unbilled costs and inventories	5.7	2.8
Accounts payable and accrued expenses	11.3	2.7
Advance payments and unearned income	2.4	3.4
Due to Harris Corporation	0.8	(4.2)
Other	(9.3)	1.8

Net cash provided by operating activities	26.0	4.6
Investing Activities
Cash payments for Telsima acquisition, net of acquisition costs and cash acquired	(0.3)	—
Purchases of short-term investments and available for sale securities	—	(0.9)
Sales of short-term investments and available for sale securities	0.3	1.3
Additions of property, plant and equipment	(4.6)	(2.9)
Additions of capitalized software	(2.7)	(2.4)

Net cash used in provided by investing activities	(7.3)	(4.9)
Financing Activities
Payments on long-term debt	—	(2.3)
Excess tax benefits from share-based compensation	—	0.7
Payments on long-term capital lease obligation to Harris Corporation	(0.5)	(0.5)

Net cash used in financing activities	(0.5)	(2.1)
Effect of exchange rate changes on cash and cash equivalents	3.0	0.4

Net increase (decrease) in cash and cash equivalents	21.2	(2.0)
Cash and cash equivalents, beginning of quarter	115.6	97.0

Cash and cash equivalents, end of quarter	$136.8	$95.0

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement our condensed consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, gross margin, operating income (loss), non-operating income (loss), cost of product sales and services, research and development expenses, selling and administrative expenses, income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, expenses, gains and losses, including such amounts related to our merger with Stratex. Management of Harris Stratex Networks, Inc. (the “Company” or “Harris Stratex”) believes that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. Management also believes these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex business and better understand our performance. In addition, the Company may utilize non-GAAP financial measures as a guide in its budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	July 3, 2009				June 27, 2008
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$135.2	$—	$135.2		$186.8	$—	$186.8
Cost of product sales and services (A) Note (1)	(85.4)	0.3	(85.1)		(141.1)	11.4	(129.7)
Amortization of purchased technology (B)	(2.1)	2.1	—		(1.8)	1.8	—

Gross margin	47.7	2.4	50.1	37.1%	43.9	13.2	57.1	30.6%
Research and development expenses (C)	(10.8)	0.2	(10.6)	7.8%	(11.3)	0.3	(11.0)	5.9%
Selling and administrative expenses (D)	(34.3)	0.7	(33.6)	24.9%	(45.3)	5.5	(39.8)	21.3%
Amortization of intangible assets (E)	(1.4)	1.4	—		(1.5)	1.1	(0.4)
Software impairment charge (F)	(0.3)	0.3	—		—	—	—
Trade name impairment charge (G)	(10.6)	10.6	—		—	—	—
Restructuring charges (H)	(3.3)	3.3	—		(0.9)	0.9	—

Operating (loss) income	(13.0)	18.9	5.9	4.4%	(15.1)	21.0	5.9	3.2%
Interest income	—	—	—		1.0	—	1.0
Interest expense	(0.6)	—	(0.6)		(0.4)	—	(0.4)

(Loss) income before income taxes	(13.6)	18.9	5.3	Tax rate	(14.5)	21.0	6.5	Tax rate
Income tax benefit (expense) (I)	10.2	(10.4)	(0.2)	4%	0.8	(2.5)	(1.7)	26%

Net (loss) income	$(3.4)	$8.5	$5.1		$(13.7)	$18.5	$4.8

Net (loss) income per common share of Class A and Class B common stock Note (2):
Basic and diluted	$(0.06)		$0.09		$(0.23)		$0.08

Basic and diluted weighted average shares outstanding	59.0		59.0		58.5		58.5

(1)	The results for fiscal year 2009 include an adjustment for cumulative currency translation expense of $2.9 million included in Cost of product sales and services. This expense relates to un-hedged currency exposure on accounts receivables in Polish Zlotych. The quarterly impact of this translation benefit/(expense) credited/(charged) to Cost of product sales and services was a $0.9 million credit or $0.01 increase to income per common share in the first quarter of fiscal 2009; ($3.3 million) charge or increase ($0.06) to loss per common share in the second quarter of fiscal 2009; ($1.1 million) charge or increase ($0.02) to loss per common share in the third quarter of fiscal 2009; $0.6 million credit or $0.01 decrease to loss per common share in the fourth quarter of fiscal 2009. The previously reported quarterly results will be adjusted to reflect these credits and charges in our fiscal 2009 Annual Report on Form 10-K.

(2)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustments for the fourth quarter of fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.1 million and to remove FAS 123R expense of $0.2 million.
For the fourth quarter of fiscal 2008, includes adjustments to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.2 million and adjustments to remove FAS 123R expense of $0.2 million. Also includes adjustment to remove impairment of inventory of $11.0 million
Note B — Amortization of purchased technology — Adjustments for the fourth quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the acquisition of Stratex Networks.
Note C — Research and development expenses — Adjustments to remove FAS 123R expense of $0.2 million for the fourth quarter of fiscal 2009 and $0.3 million for the fourth quarter of fiscal 2008.
Note D — Selling and administrative expenses — Includes adjustments for the fourth quarter of fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.1 million and FAS 123R expense of $0.6 million.
For the fourth quarter of fiscal 2008, includes adjustments to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $0.4 million, merger integration costs of $4.2 million and FAS 123R expense of $0.9 million.
Note E — Amortization of intangible assets — Adjustment for the fourth quarter of fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the Stratex Networks and Telsima acquisitions.
Note F — Software impairment charges — Adjustments for the fourth quarter of fiscal 2009 to remove charges for impairment of software.
Note G — Trade name impairment charge — Adjustment to remove charges for impairment incurred during the fourth quarter of fiscal 2009.
Note H — Restructuring charges — Adjustment to remove charges for restructuring incurred during the fourth quarter of fiscal 2009 and fiscal 2008.
Note I — Income tax benefit (expense)— Adjustments to reflect a pro forma tax expense for the fourth quarter of fiscal 2009 that reflects a pro forma tax rate of 21 percent for fiscal 2009. Adjustment for the fourth quarter of fiscal 2008 reflects a pro forma tax rate of 26 percent.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Year End Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Year Ended
	July 3, 2009				June 27, 2008
		Non-GAAP		% of		Non-GAAP		% of
	As Reported	Adjustments	Non-GAAP	Sales	As Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$679.9	$—	$679.9		$718.4	$—	$718.4
Cost of product sales and services (A)	(468.2)	1.0	(467.2)		(521.1)	18.2	(502.9)
Charges for product transition (B)	(29.8)	29.8	—		—	—	—
Amortization of purchased technology (C)	(7.5)	7.5	—		(7.1)	7.1	—

Gross margin	174.4	38.3	212.7	31.3%	190.2	25.3	215.5	30.0%
Research and development expenses (D)	(40.4)	0.7	(39.7)	5.8%	(46.1)	1.4	(44.7)	6.2%
Selling and administrative expenses (E)	(138.3)	3.0	(135.3)	19.9%	(141.4)	17.6	(123.8)	17.2%
Amortization of intangible assets (F)	(5.6)	5.6	—		(7.1)	6.7	(0.4)
Acquired in-process research and development (G)	(2.4)	2.4	—		—	—	—
Software impairment charges (H)	(3.2)	3.2	—		—	—	—
Goodwill impairment charges (I)	(279.0)	279.0	—		—	—	—
Trade name impairment charges (I)	(32.6)	32.6	—		—	—	—
Restructuring charges (J)	(8.2)	8.2	—		(9.3)	9.3	—

Operating (loss) income	(335.3)	373.0	37.7	5.5%	(13.7)	60.3	46.6	6.5%
Interest income	0.9	—	0.9		2.4	—	2.4
Interest expense	(2.8)	—	(2.8)		(2.6)	—	(2.6)

(Loss) income before income taxes	(337.2)	373.0	35.8	Tax rate	(13.9)	60.3	46.4	Tax rate
Income tax (expense) benefit (K)	(17.8)	10.3	(7.5)	21%	2.0	(14.0)	(12.0)	26%

Net (loss) income	$(355.0)	$383.3	$28.3		$(11.9)	$46.3	$34.4

Net (loss) income per common share of Class A and Class B common stock (Note 1):
Basic and diluted	$(6.05)		$0.48		$(0.20)		$0.59

Basic and diluted weighted average shares outstanding	58.7		58.7		58.4		58.4

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Notes to Table 5:
Note A — Cost of sales and services — Includes adjustments for fiscal year 2009 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.6 million and to remove FAS 123R expense of $0.4 million.
For fiscal 2008, includes adjustments to cost of product sales and services for fiscal 2008 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $0.8 million, adjustments to remove merger integration costs of $1.5 million, and adjustments to remove FAS 123R expense of $1.2 million. Also includes adjustments to remove inventory impairment related to product transitioning of $11.0 million and write down of inventory related to restructuring actions of $3.7 million.
Note B — Charges for product transition — Adjustments for fiscal 2009 to remove charges for an accelerated transition towards a common IP-based platform. These charges included $26.4 million related to provisions for legacy product excess and obsolete inventory, and write-downs of property, plant, manufacturing and test equipment. Additionally, $3.4 million in charges were recorded for inventory purchase commitments.
Note C — Amortization of purchased technology — Adjustments for fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the merger.
Note D — Research and development expenses — Adjustments to remove FAS 123R expense of $0.7 million for fiscal 2009 and $1.4 million for fiscal 2008.
Note E — Selling and administrative expenses — Includes adjustments for fiscal 2009 to remove Stratex Networks purchase accounting adjustments for the amortization of the step-up in the value of fixed assets of $1.1 million and FAS 123R expense of $1.9 million.
For fiscal 2008, includes adjustments for fiscal 2008 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets of $1.9 million, merger integration costs of $10.4 million, FAS 123R expense of $5.2 million and $0.1 million lease impairment costs.
Note F — Amortization of intangible assets — Adjustment for fiscal 2009 and fiscal 2008 to remove amortization of purchased intangibles in connection with the Stratex Networks merger.
Note G — Acquired in-process research and development — Adjustment to remove charges incurred during fiscal 2009 from the Telsima acquisition, which occurred on February 27, 2009.
Note H — Software impairment charges — Adjustments for fiscal 2009 to remove charges for impairment of software.
Note I — Goodwill and Trade name impairment charges — Adjustment to remove charges for impairment incurred during fiscal 2009.
Note J — Restructuring charges — Adjustment to remove charges for restructuring incurred during fiscal 2009 and fiscal 2008.
Note K — Income tax (expense) benefit — Adjustments to reflect a pro forma tax rate of 21 percent for fiscal 2009 and a pro forma tax rate of 26 percent for fiscal 2008. The adjustment in fiscal 2009 primarily consisted of removing the effect of a $25.1 million increase in the valuation allowance on certain deferred tax assets.

Table 6
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	July 3, 2009			June 27, 2008
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$58.5	$—	$58.5	$55.1	$—	$55.1
International:
Africa	32.4	—	32.4	47.8	—	47.8
Europe, Middle East, and Russia	18.8	—	18.8	55.7	—	55.7
Latin America and AsiaPac	22.1	—	22.1	21.1	—	21.1

Total International	73.3	—	73.3	124.6	—	124.6
Network Operations	3.4	—	3.4	7.1	—	7.1

	$135.2	$—	$135.2	$186.8	$—	$186.8

Table 7
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2009 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Year Ended
	July 3, 2009			June 27, 2008
	(In millions)
	As	Non-GAAP		As	Non-GAAP
	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP
North America	$227.0	$—	$227.0	$232.4	$—	$232.4
International:
Africa	212.2	—	212.2	197.1	—	197.1
Europe, Middle East, and Russia	136.2	—	136.2	159.6	—	159.6
Latin America and AsiaPac	89.9	—	89.9	105.0	—	105.0

Total International	438.3	—	438.3	461.7	—	461.7
Network Operations	14.6	—	14.6	24.3	—	24.3

	$679.9	$—	$679.9	$718.4	$—	$718.4